UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

Paladin Realty Income Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Paladin Realty Income Properties, Inc.

**** IMPORTANT ****

Dear Shareholder:

Please find enclosed additional proxy material relating to the Annual Meeting of Paladin Realty Income Properties, Inc. scheduled to be held on June 18, 2010 at 10 am local time, at our headquarters at 10880 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90024.

According to our latest records, your voting instructions have not been received as yet. You have the following three options for submitting your votes by proxy: (1) via the internet at www.proxyvoting.com/prip; (2) by telephone, by calling (800) 213-6370; or (3) by mail, by completing, signing and returning the enclosed proxy card in the preaddressed envelope provided to you. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

Your vote is important no matter how many shares you own and we urge you to authorize your proxy today.

If you sign and return the enclosed form without indicating a choice of “for”, “against” or “abstain”, your shares will be voted as recommended by your Board of Directors. To ensure your shares are counted at the annual meeting we urge you to vote today.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., Inc. at 800-607-0088.

Sincerely,

/s/ Whitney Greaves
Whitney Greaves
President and Chief Executive Officer

10880 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90024